                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the amendment of the Associated Materials Incorporated Employee Stock Purchase Plan of our report dated February 9, 2001, with respect to the financial statements of Associated Materials Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                  /s/  ERNST & YOUNG LLP


Dallas, Texas

September 4, 2001